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                                                                    EXHIBIT 21.1


                            TEXON INTERNATIONAL PLC

                              LIST OF SUBSIDIARIES


Name of Subsidiary                            Jurisidiction of Incorporation
------------------                            ------------------------------

United Texon Ltd.                             England and Wales
Archview Ltd.                                 England and Wales
USM (Holdings)                                England and Wales
UT France S.A.S.                              France
Texon France S.A.                             France
USM Texon Ltd.                                England and Wales
Shoeimpex Ltd.                                England and Wales
Texon UK Ltd.                                 England and Wales
BUSM Ltd.                                     Ireland
Manto de Elias S.L.                           Spain
Texon Materiales SL                           Spain
Texon Overseas Ltd.                           England and Wales
USM Texon Materials Inc.                      United States
Texon (H.K.) Ltd.                             Hong Kong
Texon Taiwan Ltd.                             Taiwan
USM (China Holdings) Ltd.                     British Virgin Islands
Foshan Texon Cellulose Board Mfg. Co. Ltd.    China
Texon Verwaltungs GmbH                        Germany
USM Holdings GmbH                             Germany
DVSG Holdings GmbH                            Germany
Texon Components GmbH                         Germany
USM Benelux BV                                England and Wales/Netherlands
Texon Mexicana S.A.                           Mexico
USM Company of New Zealand Ltd.               New Zealand
United Shoe Machinery of Australia Pty Ltd.   Australia
Texon Italia SpA                              Italy
USM Holding GmbH                              Austria
USM Texon Osterreich GmbH                     Austria